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                                                                    Exhibit 23.2



                  Consent of Independent Certified Public Accountants



We hereby consent to the use in the Prospectus constituting part of Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 of our report dated February 12, 1997 relating to the financial statement of Ocwen Asset Investment Corp., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.




PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
May 1, 1997